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                                                                    EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 covering the registration of 336,200 shares of Series A Preferred Stock and related shares of common stock of our reports dated February 4, 1997, included in BOLDER Technologies Corporation's Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP


Denver, Colorado,

 February 19, 1998.